Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS Holdings Corp. Reports First Quarter 2015 Results

-Quarterly Revenues Up 7% over Prior Year in Western Markets
-Net Adds of 8,000 More than Doubled over Prior Year in Western Markets
-Successfully Completed Spectrum Sale in Eastern Markets

WAYNESBORO, Va. - May 1, 2015 - NTELOS Holdings Corp. (NASDAQ: NTLS) (“nTelos” or the “Company”) announced today operating and financial results for its first quarter ended March 31, 2015.

"The first quarter proved pivotal for us as we posted strong retail results and accomplished a number of key strategic objectives,” said Rod Dir, Chief Executive Officer. “In our Western Markets, we added subscribers at a level not seen in years as customers responded to our strong retail offerings, driving improvements in both churn and gross add results. In addition, we closed the sale of spectrum in our Eastern Markets and completed the sale of most of our remaining owned towers. While we are pleased with our execution so far, we continue to take steps to realign our cost structure, strengthen our retail offerings and expand our LTE network. Moving forward, we are confident these actions will further enhance our competitive position and financial performance.”

Western Markets First Quarter 2015 Financial and Recent Highlights

•	Western Markets revenues increased 7% to $95.3 million for the first quarter 2015, compared to $89.2 million for the first quarter 2014;

•
Western Markets Adjusted EBITDA was $27.3 million for the first quarter 2015, compared to $33.3 million for the first quarter 2014. Adjusted EBITDA during the quarter reflected the absorption of corporate overhead previously allocated to the Eastern Markets and, consistent with our amended agreement with Sprint, reduced revenues from the Strategic Network Alliance (“SNA”);

•	Postpaid churn of 1.7% was the Company’s lowest quarterly churn since second quarter 2013;

•	Net adds of 8,000 were the Company’s highest quarterly mark since 2007;

•	Completed the spectrum sale in Eastern Markets for gross proceeds of $56.0 million; and

•	Completed the sale of 91 Company owned towers for gross proceeds of approximately $39.3 million.

Western Markets Subscriber Update

Total Subscribers

•	Total subscribers were 290,100 as of March 31, 2015, compared to 282,100 for the fourth quarter 2014 and 277,100 for the first quarter 2014;

•	Total subscriber gross additions for the first quarter 2015 were 27,500, compared to 28,300 for the fourth quarter 2014 and 25,000 for the first quarter 2014; and

•	Total subscriber net additions for the first quarter 2015 were 8,000, compared to 5,000 for the fourth quarter 2014 and 3,500 for the first quarter 2014.

Postpay Subscribers

•	Postpay subscriber gross additions for the first quarter 2015 were 15,700, compared to 18,600 for the fourth quarter 2014 and 14,600 for the first quarter 2014;

•	Net postpay subscriber additions were 4,600 for the first quarter 2015, compared to 4,700 for the fourth quarter 2014 and 1,700 for the first quarter 2014;

•	Postpay churn for the first quarter 2015 was 1.7%, compared to 2.0% for the first quarter 2014;

•	ARPA was $122.04 for the first quarter 2015, compared to $136.60 for the first quarter 2014; and

•	As of March 31, 2015, total postpay subscribers were 224,700.

Prepay Subscribers

•	Prepay subscriber gross additions for the first quarter 2015 were 11,800, compared to 9,700 for the fourth quarter 2014 and 10,400 for the first quarter 2014;

•	Net prepay subscriber additions were 3,400 for the first quarter 2015, compared to 300 for the fourth quarter 2014 and 1,800 for the first quarter 2014;

•	Prepay churn for the first quarter 2015 was 4.4%, flat compared to the first quarter 2014; and

•	As of March 31, 2015, total prepay subscribers were 65,400.

Net Income

Net income after net income attributable to noncontrolling interests was $14.8 million, or $0.65 per diluted share, for the first quarter 2015, compared to $1.3 million, or $0.06 per diluted share, for the first quarter 2014. Net income for the first quarter 2015 included a $16.0 million benefit related to the previously announced sale of certain cell towers.

Liquidity

Cash at the end of the first quarter 2015 was $105.6 million, compared to $75.7 million at the end of the fourth quarter 2014. In addition, nTelos received $56.0 million on April 15, 2015 in connection with the sale of the Company’s spectrum portfolio in its Eastern Markets.

Business Outlook

On December 2, 2014, the Company announced a strategic refocus of its business operations on its Western Markets (West Virginia and western Virginia), where it has experienced strong operating performance, has a favorable competitive position for its branded retail offering and benefits operationally and financially from its Strategic Network Alliance ("SNA") with Sprint. The Company is currently in the process of winding down its operations in its Eastern Markets, which it expects to complete by November 15, 2015.

For the year ending December 31, 2015, the Company expects its full year 2015 Adjusted EBITDA to be between $100.0 million and $108.0 million, unchanged from the Company’s guidance provided on February 26, 2015. This Adjusted EBITDA excludes restructuring costs and results from Eastern Markets business. Full year 2015 capital expenditures are still expected to be between $95.0 and $105.0 million, with expenditures to increase progressively throughout the remainder of the year.

Conference Call

The Company will host a conference call with investors and analysts to discuss its first quarter 2015 results this morning, May 1, 2015, at 9:00 ET. To participate, please dial 1-877-407-9120 in the U.S. and Canada and 1-412-902-1009 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-660-6853 in the U.S. and Canada or 1-201-612-7415 internationally and entering access code 13601222 beginning approximately one hour after the call and continuing until May 8, 2015.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, transaction related costs, restructuring and asset impairment charges, gain/loss on sale or disposal of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, adjustments for impact of recognizing deferred gain associated with towers sold to Grain Management and adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA provides management with useful information concerning the appeal of the Company’s postpay rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPA are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 290,100 retail subscribers based in its Western Markets, comprised of western Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of wireless network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates," "believes," "expects," "intends," "plans," "estimates," "targets," "projects," "should," "may," "will" and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to attract and retain retail subscribers to our services; our dependence on our strategic relationship with Sprint Corporation ("Sprint"); our ability to realize the expected proceeds, cost savings and other benefits from the wind down of our Eastern Markets; a potential increase in roaming rates and wireless handset subsidy costs; rapid development and intense competition in the telecommunications industry; our ability to finance, design, construct and realize the benefits of any planned network technology upgrade; our ability to acquire or gain access to additional spectrum in the future; the potential to experience a high rate of customer turnover; the potential for competitors to build networks in our markets; cash and capital requirements; operating and financial restrictions imposed by our credit agreement; adverse economic conditions; federal and state regulatory fees, requirements and developments; loss of ability to use our current cell sites; our continued reliance on indirect channels of retail distribution; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur.

These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPA Reconciliation - Postpay

•	Western Markets

•	Western Markets Condensed Consolidated Statements of Operating Income

•	Western Markets Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Western Markets Key Metrics

•	Western Markets ARPA Reconciliation - Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	March 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$103,418	$73,546
Restricted cash	2,167	2,167
Accounts receivable, net	50,247	43,668
Inventories and supplies	20,377	18,297
Deferred income taxes	24,923	24,770
Prepaid expenses	13,003	13,543
Other current assets	625	4,626
	214,760	180,617
Assets Held for Sale	59,398	64,271
Securities and Investments	1,522	1,522
Property, Plant and Equipment, net	299,456	289,947
Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	44,933	44,933
Customer relationships and trademarks, net	4,885	5,084
Deferred Charges and Other Assets	19,835	18,474
TOTAL ASSETS	$708,489	$668,548
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term debt	$5,772	$5,816
Accounts payable	21,137	24,541
Accrued expenses and other current liabilities	43,599	41,706
	70,508	72,063
Long-Term Debt	518,392	519,592
Other Long-Term Liabilities	136,216	109,845
Stockholders' Equity (Deficit)	(16,627)	(32,952)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$708,489	$668,548

NTELOS Holdings Corp.

Condensed Consolidated Statements of Income

	Three Months Ended March 31,
	(Unaudited)
(In thousands, except per share amounts)	2015	2014
Operating Revenues	$120,206	$122,082
Operating Expenses
Cost of sales and services	53,293	51,758
Customer operations	24,349	27,623
Corporate operations	9,412	11,771
Restructuring	2,008	—
Depreciation and amortization	13,874	19,067
Gain on sale of assets	(15,947)	—
	86,989	110,219
Operating Income	33,217	11,863
Other Expense
Interest expense	(7,917)	(7,959)
Other expense, net	(4)	(1,072)
	(7,921)	(9,031)
Income before Income Taxes	25,296	2,832
Income Taxes	10,009	1,110
Net Income	15,287	1,722
Net Income Attributable to Noncontrolling Interests	(491)	(436)
Net Income Attributable to NTELOS Holdings Corp.	$14,796	$1,286

Earnings per Share Attributable to NTELOS Holdings Corp.:
Net Income applicable to NTELOS Holdings Corp.	$14,796	$1,286
Net Income applicable to participating securities	459	—
Net Income applicable to common shares	$14,337	$1,286

Basic	$0.68	$0.06
Weighted average shares outstanding - basic	21,193	21,080
Diluted	$0.65	$0.06
Weighted average shares outstanding - diluted	22,161	22,023
Cash Dividends Declared per Share - Common Stock	$—	$0.42

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2015	2014
Net income attributable to NTELOS Holdings Corp.	$14,796	$1,286
Net income attributable to noncontrolling interests	491	436
Net income	$15,287	$1,722
Interest expense	7,917	7,959
Income taxes	10,009	1,110
Other expense, net	4	1,072
Operating income	$33,217	$11,863
Depreciation and amortization	13,874	19,067
Restructuring and other charges	2,008	—
Gain on sale of assets	(15,947)	—
Accretion of asset retirement obligations	504	315
Equity-based compensation	859	1,311
SNA straight-line adjustment [1]	3,065	—
Other [2]	(200)	1,367
Adjusted EBITDA	$37,380	$33,923

[1]	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

[2]	Other includes adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC. in 2015 and for certain employee separation charges in 2014.

NTELOS Holdings Corp.

Key Metrics

Quarter Ended:	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015
Subscribers
Beginning Subscribers	464,600	468,000	458,100	457,200	448,900
Postpay	306,700	306,800	308,200	310,200	310,100
Prepay	157,900	161,200	149,900	147,000	138,800
Gross Additions	45,400	39,000	41,400	40,400	28,800
Postpay	20,200	20,400	20,800	22,500	15,800
Prepay	25,200	18,600	20,600	17,900	13,000
Disconnections[1]	42,000	38,600	42,300	48,700	63,000
Postpay	19,900	17,100	18,900	22,700	31,500
Prepay	22,100	21,500	23,400	26,000	31,500
Net Additions (Losses)[1]	3,400	400	(900)	(8,300)	(34,200)
Postpay	300	3,300	1,900	(200)	(15,700)
Prepay	3,100	(2,900)	(2,800)	(8,100)	(18,500)
Ending Subscribers [1]	468,000	458,100	457,200	448,900	414,700
Postpay	306,800	308,200	310,200	310,100	294,300
Prepay	161,200	149,900	147,000	138,800	120,400
Churn, net [1]	3.0%	2.8%	3.1%	3.6%	4.9%
Postpay	2.2%	1.8%	2.0%	2.4%	3.5%
Prepay	4.6%	4.5%	5.3%	6.0%	8.1%
Other Items
ARPA Statistics
ARPA	$137.47	$137.20	$134.18	$132.48	$125.98
Ending Postpay Accounts [2]	138,400	140,500	142,100	143,400	138,500
Postpay Subscribers per Account [2]	2.2	2.2	2.2	2.2	2.1
Strategic Network Alliance Revenues (000’s) [3]
Billed Revenue	$39,284	$37,997	$38,144	$38,329	$36,627
Straight-Line Adjustment	NA	(2,043)	(3,065)	(3,065)	(3,065)
Spectrum Lease Consideration	NA	822	1,234	1,233	1,190
SNA Revenues - As Reported	$39,284	$36,776	$36,313	$36,497	$34,752
Network Statistics
Licensed Population (millions)	8.0	8.0	8.0	8.0	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	6.0
Total Cell Sites	1,444	1,445	1,446	1,453	1,455

1
During 2014 second quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

2	End of Period
3
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended March 31,
(In thousands, except for accounts and ARPA)	2015	2014
Operating revenues	$120,206	$122,082
Less: prepay service revenues	(12,365)	(16,960)
Less: equipment revenues	(17,389)	(7,491)
Less: wholesale and other adjustments	(36,866)	(40,018)
Postpay service revenues	$53,586	$57,613
Average number of postpay accounts	141,800	139,700
Postpay ARPA	$125.98	$137.47

¹
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets 1

Condensed Consolidated Statements of Operating Income

	Three Months Ended March 31,
	(Unaudited)
(In thousands, except per share amounts)	2015	2014
Operating Revenues	$95,311	$89,166
Operating Expenses
Cost of sales and services	43,819	34,551
Customer operations	19,552	16,021
Corporate operations	8,625	7,723
Restructuring	1,605	—
Depreciation and amortization	12,861	12,922
Gain on sale of assets	(11,009)	—
	75,453	71,217
Operating Income	$19,858	$17,949

1	Western Markets is defined as Holdings less Eastern Markets.

NTELOS Western Markets 1

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Western Markets Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2015	2014
Net income attributable to NTELOS Holdings Corp.	$14,796	$1,286
Net income attributable to noncontrolling interests	491	436
Net income	$15,287	$1,722
Operating loss (income) attributable to Eastern Markets	(13,359)	6,086
Interest expense	7,917	7,959
Income tax expense	10,009	1,110
Other expense, net	4	1,072
Operating income	$19,858	$17,949

Depreciation and amortization	12,861	12,922
Restructuring [2]	1,605	—
Gain on sale of assets	(11,009)	—
Accretion of asset retirement obligations	300	223
Equity-based compensation	860	887
SNA straight-line adjustment [3]	3,065	—
Other [4]	(200)	1,367
Adjusted EBITDA	$27,340	$33,348

1	Western Markets is defined as Holdings less Eastern Markets.
2	Restructuring costs attributable to Corporate and Western Markets.
3	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.
4	Other includes adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC. in 2015 and for certain employee separation charges in 2014.

NTELOS Western Markets 1

Key Metrics

Quarter Ended:	03/31/14	6/30/2014	9/30/2014	12/31/2014	03/31/15
Subscribers
Beginning Subscribers	273,600	277,100	274,000	277,100	282,100
Postpay	208,800	210,300	212,400	215,500	220,100
Prepay	64,800	66,800	61,600	61,600	62,000
Gross Additions	25,000	22,500	24,600	28,300	27,500
Postpay	14,600	14,700	15,500	18,600	15,700
Prepay	10,400	7,800	9,100	9,700	11,800
Disconnections [2]	21,500	19,500	21,500	23,300	19,500
Postpay	12,900	11,200	12,500	13,900	11,100
Prepay	8,600	8,300	9,000	9,400	8,400
Net Additions (Losses) [2]	3,500	3,000	3,100	5,000	8,000
Postpay	1,700	3,500	3,000	4,700	4,600
Prepay	1,800	(500)	100	300	3,400
Ending Subscribers [2]	277,100	274,000	277,100	282,100	290,100
Postpay	210,300	212,400	215,500	220,100	224,700
Prepay	66,800	61,600	61,600	62,000	65,400
Churn, net [2]	2.6%	2.3%	2.6%	2.8%	2.3%
Postpay	2.0%	1.8%	1.9%	2.2%	1.7%
Prepay	4.4%	4.2%	4.9%	5.0%	4.4%
Other Items
ARPA Statistics
ARPA	$136.60	$136.61	$133.83	$132.12	$122.04
Postpay Accounts [3]	91,400	93,700	95,500	98,700	101,900
Postpay Subscribers per Account [3]	2.3	2.3	2.3	2.2	2.2
Strategic Network Alliance Revenues (000’s) [4]
Billed Revenue	$39,284	$37,997	$38,144	$38,329	$36,627
Straight-Line Adjustment	NA	(2,043)	(3,065)	(3,065)	(3,065)
Spectrum Lease Consideration	NA	822	1,234	1,233	1,190
SNA Revenues - As Reported	$39,284	$36,776	$36,313	$36,497	$34,752
Network Statistics
Licensed Population (millions)	4.4	4.4	4.4	4.4	4.4
Covered Population (millions)	3.1	3.1	3.1	3.1	3.1
Total Cell Sites	999	999	1,000	1,004	1,006
LTE Cell Sites	NA	89	135	135	202

1	Western Markets is defined as Holdings less Eastern Markets.
2
During the 2014 second quarter, the Company terminated approximately 1,400 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 4,700 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

3	End of Period.
4
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straight-line basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Western Markets 1

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 2

	Three Months Ended March 31,
(In thousands, except for accounts and ARPA)	2015	2014
Operating revenues	$95,311	$89,166
Less: prepay service revenues	(6,235)	(6,700)
Less: equipment revenues	(16,703)	(4,556)
Less: wholesale and other adjustments	(35,612)	(40,139)
Postpay service revenues	$36,761	$37,771

Average number of postpay accounts	100,400	92,200
Postpay ARPA	$122.04	$136.60

1	Western Markets is defined as Holdings less Eastern Markets.
2
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.